CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation of our report dated January 24, 1996 on our audits of the consolidated financial statements of Applix, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-89382, 33-87882, 33-87776, 333-2340, 333-06303, 333-16963, and 333-20853.


                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------

                                             COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 28, 1997